Execution Copy

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                                  $941,294,000

               Mortgage Pass-Through Certificates, Series 1997-C2
                    Class X, Class A-1, Class A-2, Class A-3,
                      Class B, Class C, Class D and Class E


                             UNDERWRITING AGREEMENT


                                                  as of December 17, 1997


Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

and

Deutsche Morgan Grenfell Inc.
31 West 52nd Street
New York, New York 10019

         As Representatives of the several
         Underwriters named in Schedule I hereto

Ladies and Gentlemen:

     GMAC Commercial Mortgage Securities, Inc., a Delaware corporation (the "Company"), proposes to sell to the Underwriters named in Schedule I hereto (the "Underwriters"), for whom each of you is acting as representative (together, the "Representatives"), the respective classes of Mortgage Pass-Through Certificates, Series 1997-C2, that are identified on Schedule I, in each case, having the initial aggregate stated principal amount (a "Class Principal Balance") or initial aggregate notional principal amount (a "Class Notional Amount") and initial pass-through rate set forth on Schedule I. The Class X, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates (collectively, the "Certificates"), together with the Class F, Class G, Class H, Class J and Class K Certificates issued therewith, will evidence the entire interest in the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below) consisting primarily of a pool (the


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"Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company.

     The Certificates will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated as of December 1, 1997 (the "Cut-off Date") among the Company, as depositor, GMAC Commercial Mortgage Corporation ("GMACCM"), as master servicer (in such capacity, the "Master Servicer") and special servicer (in such capacity, the "Special Servicer"), and State Street Bank and Trust Company, as trustee (the "Trustee"). The Certificates are described in the Basic Prospectus and the Prospectus Supplement (each as hereinafter defined) which the Company has furnished to the Representatives.

     Certain of the Mortgage Loans (the "GSMC Mortgage Loans") will be acquired by the Company from Goldman Sachs Mortgage Company ("GSMC") pursuant to a mortgage loan purchase agreement, dated as of December 17, 1997 (the "GSMC Purchase Agreement"), between the Company and GSMC. Certain of the Mortgage Loans (the "GACC Mortgage Loans") will be acquired by the Company from German American Capital Corporation ("GACC") pursuant to a mortgage loan purchase agreement, dated as of December 17, 1997 (the "GACC Purchase Agreement"), between the Company and GACC. Certain of the Mortgage Loans (the "GMACCM Mortgage Loans") will be acquired by the Company from GMACCM pursuant to a mortgage loan purchase agreement, dated as of December 17, 1997 (the "GMACCM Purchase Agreement"), between the Company and GMACCM (the GMACCM Mortgage Loans, together with the GSMC Mortgage Loans and the GACC Mortgage Loans, the "Mortgage Loans"). GSMC, GACC and GMACCM together constitute the "Mortgage Loan Sellers" and the GSMC Purchase Agreement, the GACC Purchase Agreement and the GMACCM Purchase Agreement together constitute the "Purchase Agreements."

     1. Representations, Warranties and Covenants.

     1.1 The Company represents and warrants to, and agrees with the Underwriters that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-37717) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates (issuable in series), including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Representatives. The Company proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a supplement dated December 17, 1997 (the "Prospectus Supplement"), to the prospectus


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     dated December 17, 1997 (the "Basic Prospectus"), relating to the
     Certificates and the method of distribution thereof. Such registration statement (No. 333-37717) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement;" the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference (including, without limitation, and only for purposes of clarification, any information filed with the Commission pursuant to a Current Report on Form 8-K), together with any amendment thereof or supplement thereto authorized by the Company on or prior to the Closing Date for use in connection with the offering of the Certificates, are hereinafter called the "Prospectus" and any diskette attached to the Prospectus is hereinafter called the "Diskette." Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424, or prior to the effective date of the Registration Statement pursuant to Rule 402(a), or 424(a) is hereinafter called a "Preliminary Prospectus Supplement;" and any diskette attached to the Preliminary Prospectus Supplement is hereinafter referred to as the "Preliminary Diskette." As used herein, "Pool Information" means the compilation of information and data regarding the Mortgage Loans covered by the Agreed Upon Procedures Letter dated December 17, 1997 and rendered by Deloitte & Touche, L.L.P. (a "hard copy" of which Pool Information was initialed on behalf of each Mortgage Loan Seller and the Company).

          (b) The Registration Statement has become effective, and the Registration Statement as of its effective date (the "Effective Date"), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations; and the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and any Diskette, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor GMACCM makes any representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto relating to the information identified by underlining or other highlighting as shown in Exhibit C (the "Excluded Information"); and provided, further, that neither the Company nor GMACCM makes any representations or warranties as to either
     (i) any information in any Computational Materials or ABS Term Sheets (each as hereinafter defined) required to be provided by the Underwriters to the Company pursuant to Section 4.2, or (ii) as to any information contained in or omitted from the portions of the Prospectus identified by underlining or other highlighting as shown in Exhibit D (the "Underwriter


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     Information"); and provided, further, that neither the Company nor, except as contemplated by Section 1.2(a), GMACCM makes any representations or warranties as to any information regarding the Mortgage Loans or the Mortgage Loan Sellers contained in or omitted from the portions of the Prospectus Supplement under the headings "Summary of the Prospectus Supplement--The Mortgage Asset Pool," "Risk Factors--The Mortgage Loans" and "Description of the Mortgage Asset Pool" or contained in or omitted from Annex A to the Prospectus Supplement or contained in or omitted from the Diskette (the "Mortgage Loan Seller Information"), other than that any Mortgage Loan Seller Information (exclusive of the information set forth on pages A-6 through A-8, inclusive, of Annex A to the Prospectus Supplement (the "Loan Detail") and the information on the Diskette) that represents a restatement or aggregation of the information on the Loan Detail, accurately reflects the information contained in the Loan Detail; and provided, further, that neither the Company nor GMACCM makes any representations or warranties with respect to the Diskette to the extent that the information set forth in the Diskette is different than the information set forth in the Loan Detail. Neither the Company nor, except as contemplated by Section 1.2(a), GMACCM makes any representations or warranties, however, as to the accuracy or completeness of any information in the Loan Detail. The Company acknowledges that, except for any Computational Materials and ABS Term Sheets, the Underwriter Information constitutes the only information furnished in writing by or on behalf of any Underwriter for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus, and the Underwriters confirm that the Underwriter Information is correct.

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

          (d) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Representatives on behalf of the Underwriters, constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (ii) generally principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

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          (e) As of the Closing Date (as defined herein), the Certificates will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Company in the Pooling and Servicing Agreement will be true and correct in all material respects.

     1.2 GMACCM represents and warrants to and agrees with you that:

          (a) As of the Closing Date, the representations and warranties of GMACCM in the Pooling and Servicing Agreement and in Section 4(b) of the GMACCM Purchase Agreement will be true and correct in all material respects.

          (b) This Agreement has been duly authorized, executed and delivered by GMACCM and, assuming the due authorization, execution and delivery by the Representatives on behalf of the Underwriters, constitutes a valid, legal and binding obligation of GMACCM, enforceable against GMACCM in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

     1.3 Each Representative, on behalf of itself and each Underwriter, represents and warrants to and agrees with the Company and GMACCM that:

          (a) With respect to each class of Certificates, if any, to be issued in authorized denominations of $25,000 or less initial principal balance or evidencing percentage interests in such class of less than 20%, as the case may be, the fair market value of all such Certificates sold to any single Person on the date of initial sale thereof by such Underwriter will not be less than $100,000.

          (b) As of the date hereof and as of the Closing Date, such Underwriter has complied with all of its obligations hereunder, including, without limitation, Section 4.2, and, with respect to all Computational Materials and ABS Term Sheets provided by such Underwriter to the Company pursuant to
     Section 4.2, if any, such Computational Materials and ABS Term Sheets are accurate in all material respects (taking into account the assumptions explicitly set forth in the Computational Materials or ABS Term Sheets, except to the extent of any errors therein that are caused by errors in the Pool Information) and include all assumptions material to the preparation thereof. The Computational


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     Materials and ABS Term Sheets provided by such Underwriter to the Company constitute a complete set of all Computational Materials and ABS Term Sheets delivered by such Underwriter to prospective investors that are required to be filed with the Commission.

     1.4 Each Representative represents and warrants to the Company and GMACCM that it has been authorized by each of the other Underwriters to execute and deliver this Agreement on behalf of such Underwriters.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the actual or notional, as the case may be, principal amounts or percentage interests set forth in Schedule I hereto in the respective classes of Certificates at a price for each such class set forth in Schedule I hereto. There will be added to the purchase prices of the Certificates an amount equal to interest accrued thereon from the Cut-off Date to but not including the Closing Date.

     3. Delivery and Payment. Delivery of and payment for the Certificates shall be made at the office of Orrick, Herrington & Sutcliffe LLP at 10:00 a.m., New York City time, on December 23, 1997 or such later date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company (such date and time of delivery and payment for the Certificates being herein called the "Closing Date"). Delivery of the Certificates (also referred to herein as the "DTC Registered Certificates") shall be made to the Representatives for the respective accounts of the Underwriters through DTC, in each case against payment by the Underwriters to or upon the order of each Mortgage Loan Seller by wire transfer in immediately available funds of the amount to which such Mortgage Loan Seller is entitled in accordance with the terms of an allocation agreement dated the date hereof (the "Allocation Agreement"), to which each such Mortgage Loan Seller and the Company, among others, are parties. As a further condition to the delivery of the DTC Registered Certificates, each Representative shall have furnished by telephonic notice to the applicable Mortgage Loan Seller the federal reference number for the related wire transfer to such Mortgage Loan Seller and shall have furnished to the Company each such federal reference number as soon as practicable after such federal reference number becomes available.

     4. Offering by Underwriters.

     4.1 It is understood that the Underwriters propose to offer the Certificates for sale to the public as set forth in the Prospectus, and the Underwriters agree that all such offers and sales by the Underwriters shall be made in compliance with all applicable laws and regulations. It is further understood that the Company, in reliance upon a no-filing letter from the Attorney General of the State of New York granted pursuant to Policy Statement 105, has not and will not file an offering statement pursuant to Section 352-e of the General Business


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Law of the State of New York with respect to the Certificates. As required by
Policy Statement 105, each Underwriter therefore covenants and agrees with the Company that sales of the Certificates made by such Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

     4.2 It is understood that each Underwriter may prepare and provide to prospective investors certain Computational Materials and ABS Term Sheets (each as defined below) in connection with its offering of the Certificates, subject to the following conditions to be satisfied by such Underwriter:

          (a) In connection with the use of Computational Materials, such Underwriter shall comply with all applicable requirements of the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), as well as the PSA Letter referred to below. In connection with the use of ABS Term Sheets, such Underwriter shall comply with all applicable requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

          (b) For purposes hereof, "Computational Materials" as used herein shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of such Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" as used herein shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of such Underwriter.

          (c) (i) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page including the following statement:

          "THE INFORMATION HEREIN HAS BEEN PROVIDED SOLELY BY [NAME OF [APPLICABLE] UNDERWRITER]. NEITHER THE ISSUER OF THE
          CERTIFICATES NOR ANY OF ITS AFFILIATES MAKES ANY
          REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION HEREIN. THE INFORMATION HEREIN IS PRELIMINARY AND WILL BE SUPERSEDED BY THE


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          APPLICABLE PROSPECTUS SUPPLEMENT AND BY ANY OTHER
          INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND
          EXCHANGE COMMISSION."

          (ii) In the case of Collateral Term Sheets, such legend shall also include the following statement:

          "THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE POOL CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE CERTIFICATES AND [,EXCEPT WITH RESPECT TO THE INITIAL COLLATERAL TERM SHEET PREPARED BY THE UNDERWRITERS,] SUPERSEDES ALL INFORMATION CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO THE MORTGAGE POOL PREVIOUSLY PROVIDED BY [NAME OF [APPLICABLE] UNDERWRITER]."

     The Company shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, subsections (c)(i) and (c)(ii) will be satisfied if all Computational Materials and ABS Term Sheets referred to therein bear a legend in a form previously approved in writing by the Company.

          (d) Such Underwriter shall provide the Company with representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Company for use by the Underwriters. Such Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 5.9, copies (in such format as required by the Company) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. Such Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term Sheets described in this subsection (d) must be provided to the Company not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement. Such Underwriter agrees that it will not provide to any investor or prospective investor in the Certificates any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Company pursuant to this Section 4.2(d) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Company in accordance with this Section 4.2(d) for filing pursuant to
     Section 5.9),


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     unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

          (e) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets delivered by such Underwriter that are required to be filed were based on assumptions with respect to the Pool that differ from the final Pool Information in any material respect or on Certificate structuring terms that were revised in any material respect prior to the printing of the Prospectus, such Underwriter shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Pool Information and final structuring assumptions, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to such Underwriter they would purchase all or any portion of the Certificates, and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Company pursuant to subsection (d) above.

          (f) The Company shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission, provided that, at the request of the applicable Underwriter, the Company will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated __________" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "material previously dated __________, as corrected." In the event that within the period during which the Prospectus relating to the Certificates is required to be delivered under the Act, any Computational Materials or ABS Term Sheets delivered by an Underwriter are determined, in the reasonable judgment of the Company or such Underwriter, to contain a material error or omission, such Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials and ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Certificates, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials and ABS Term Sheets (marked, "as corrected") to the Company for filing with the Commission in a subsequent Form 8-K submission (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which shall be at the expense of such Underwriter).


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          (g) If an Underwriter does not provide any Computational Materials or
     ABS Term Sheets to the Company pursuant to subsection (d) above, such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the No-Action Letters, and such Underwriter shall provide the Company with a certification to that effect on the Closing Date.

          (h) In the event of any delay in the delivery by such Underwriter to the Company of all Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection (d) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 5.9, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions, in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5.9 to file the Computational Materials and ABS Term Sheets by the time specified therein.

          (i) Notwithstanding anything herein to the contrary, for purposes of this Agreement, neither the Preliminary Diskette nor the Diskette shall be deemed to be Computational Materials or ABS Term Sheets.

     Each Underwriter represents and warrants that, if and to the extent it provided any prospective investors with any Computational Materials or ABS Terms Sheets prior to the date hereof in connection with the offering of the Certificates, all of the conditions set forth in clauses (a) through (h) above have been or, to the extent the relevant condition requires action to be taken after the date hereof, will be, satisfied with respect thereto.

     4.3 Each Underwriter further agrees that, on or prior to the sixth day after the Closing Date, it shall provide the Company with a certificate, substantially in the form of Exhibit E attached hereto, setting forth (i) in the case of each class of Certificates, (a) if less than 10% of the aggregate actual or notional, as the case may be, principal balance of such class of Certificates has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit E hereto, or, (b) if 10% or more of such class of Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate actual or notional, as the case may be, principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the aggregate actual or notional, as the case may be, principal balance of such class of Certificates sold, or (c) the first single price at which at least 10% of the aggregate actual or notional, as the case may be, principal balance of such class of Certificates was sold to the public, (ii) the prepayment assumption used in pricing each class of Certificates, and (iii) such other information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Certificates to the


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


extent such information can in the good faith judgment of such Underwriter be determined by it.

     5. Agreements. The Company agrees with the several Underwriters that:

     5.1 Before amending or supplementing the Registration Statement or the Prospectus with respect to the Certificates, the Company will furnish the Representatives with a copy of each such proposed amendment or supplement.

     5.2 The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

     5.3 If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the 1933 Act Regulations, the Company promptly will prepare and furnish, at its own expense, to the Representatives on behalf of the several Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

     5.4 The Company will furnish to the Representatives, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as the Representatives may reasonably request.

     5.5 The Company agrees, so long as the Certificates shall be outstanding, or until such time as the several Underwriters shall cease to maintain a secondary market in the Certificates, whichever first occurs, to deliver to the Representatives the annual statement as to compliance delivered to the Trustee pursuant to Section 3.13 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.14 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company.

     5.6 The Company will endeavor to arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Certificates; provided, however, that the Company shall not be required to


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


qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

     5.7 Except as herein provided, the several Underwriters shall be responsible only for paying all costs and expenses incurred by them, including the fees and disbursements of their counsel, in connection with the purchase and sale of the Certificates.

     5.8 If, during the period after the Closing Date in which a prospectus relating to the Certificates is required to be delivered under the Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Company will advise the Representatives of the issuance of such stop order.

     5.9 The Company shall file the Computational Materials and ABS Term Sheets (if any) provided to it by the Underwriters under Section 4.2(d) hereof with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m. on the morning the Prospectus is delivered to the Underwriters or, in the case of any Collateral Term Sheet required to be filed prior to such date, by 10:00 a.m. on the second business day following the first day on which such Collateral Term Sheet has been sent to a prospective investor; provided, however, that prior to such filing of the Computational Materials and ABS Term Sheets (other than any Collateral Term Sheets that are not based on the Pool Information) by the Company, each Underwriter must comply with its obligations pursuant to Section
4.2 and the Company must receive a letter from Deloitte & Touche L.L.P., certified public accountants, satisfactory in form and substance to the Company, GMACCM and their respective counsels, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they determined that all information that is included in the Computational Materials and ABS Term Sheets (if any) provided by the Underwriters to the Company for filing on Form 8-K, as provided in Section
4.2 and this Section 5.9, is accurate except as to such matters that are not deemed by the Company to be material. The Company shall file any corrected Computational Materials described in Section 4.2(f) as soon as practicable following receipt thereof. The Company also will file with the Commission within fifteen days of the issuance of the Certificates a Current Report on Form 8-K (for purposes of filing the Pooling and Servicing Agreement).

     6. Conditions to the Obligations of the Underwriters. The Underwriters' obligation to purchase the Certificates shall be subject to the following conditions:

     6.1 No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

     6.2 Since December 31, 1996, there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company or GMACCM.

     6.3 The Company shall have delivered to the Underwriters a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

          (a) the representations and warranties of the Company in this Agreement and in the Pooling and Servicing Agreement are true and correct in all material respects; and

          (b) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

     6.4 GMACCM shall have delivered to the Underwriters a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of GMACCM to the effect that the signer of such certificate has examined the Pooling and Servicing Agreement and this Agreement and that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of GMACCM contained in the Pooling and Servicing Agreement and in this Agreement are true and correct in all material respects.

     6.5 The Underwriters shall have received the opinions of Orrick, Herrington & Sutcliffe LLP, special counsel for the Company and GMACCM, dated the Closing Date and substantially to the effect set forth in Exhibits A-1 and A-2, and the opinion of Maria Corpora-Buck, Esq., general counsel for the Company and GMACCM, dated the Closing Date and substantially to the effect set forth in Exhibit B.

     6.6 The Underwriters shall have received from Brown & Wood, LLP, counsel for the Underwriters, an opinion dated the Closing Date in form and substance reasonably satisfactory to the Underwriters.

     6.7 The Underwriters shall have received from Deloitte & Touche L.L.P., certified public accountants, (a) a letter dated the date hereof and reasonably satisfactory in form and substance to the Underwriters and their counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by you, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Description of the Mortgage Pool,"

"Description of the Certificates" and "Yield and Maturity Considerations" agrees with the records of the Company and the Mortgage Loan Sellers excluding any questions of legal interpretation and (b) the letter prepared pursuant to
Section 5.9 hereof.

     6.8 The respective classes of Certificates shall have been rated as set forth on Schedule I.

     6.9 The Underwriters shall have received, with respect to the Trustee, a favorable opinion of counsel, dated the Closing Date, addressing the valid existence of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party and, subject to standard limitations regarding laws affecting creditors' rights and general principles of equity, the enforceability of the Pooling and Servicing Agreement against such party. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion may be qualified as an opinion only on the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

     6.10 The Underwriters shall have received from Orrick, Herrington & Sutcliffe LLP, special counsel to the Company, and from Maria Corpora-Buck, Esq., general counsel to the Company, reliance letters with respect to any opinions delivered to the rating agencies identified on Schedule I hereto.

     6.11 The Underwriters shall have received from counsel to each Mortgage Loan Seller, the opinions substantially to the effect set forth in Exhibit D-3A and D-3B of the respective Purchase Agreements. The Company will furnish the Underwriters with conformed copies of the above opinions, certificates, letters and documents as they reasonably request.

     7. Indemnification and Contribution.

     7.1 The Company and GMACCM, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the

Prospectus or incorporated by reference therein (if used within the period set forth in Section 5.3 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or in the Diskette, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any information with respect to which the Underwriters have agreed to indemnify the Company pursuant to Section 7.2; provided that the Company and GMACCM will be liable for any such loss, claim, damage or liability that arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Mortgage Loan Seller Information or Pool Information only if and to the extent that (i) any such untrue statement is with respect to information regarding the GMACCM Mortgage Loans contained in the Loan Detail or, to the extent consistent with Annex A to the Prospectus Supplement, the Diskette, or (ii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding any or all of the Mortgage Loan Sellers or any or all of the Mortgage Loans contained in the Prospectus Supplement under the headings "Summary of Prospectus Supplement - The Mortgage Asset Pool," "Risk Factors - The Mortgage Loans" and/or "Description of the Mortgage Asset Pool" or on Annex A to the Prospectus Supplement (exclusive of the Loan Detail) and such information represents a restatement or aggregation of information contained in the Loan Detail, or (iii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding GMACCM or the GMACCM Mortgage Loans contained in the Prospectus Supplement under the headings "Summary of Prospectus Supplement - The Mortgage Asset Pool," "Risk Factors - The Mortgage Loans" and/or "Description of the Mortgage Asset Pool" or on Annex A to the Prospectus Supplement (exclusive of the Loan Detail), and such information does not represent a restatement or aggregation of information contained in the Loan Detail; and provided that none of the Company, GMACCM or any Underwriter will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Excluded Information, except that each of the Company and GMACCM will be liable to the extent any such loss, claim, damage or liability is caused by errors in the portion of the Pool Information relating to the GMACCM Mortgage Loans.

     7.2 Each Underwriter agrees, severally and not jointly to indemnify and hold harmless the Company, GMACC M, their respective directors or officers and any person who controls the Company or GMACCM within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in clause 7.1 above from the Company and GMACCM to the Underwriters, but only with respect to (i) the Underwriter Information relating to such Underwriter or supplied by such Underwriter to the Company for inclusion in the Prospectus Supplement and (ii) the Computational Materials and ABS Term Sheets delivered to investors in the Certificates by such Underwriter, except to the extent of any errors in the Computational Materials or ABS Term Sheets that are caused by errors in the Pool Information. In addition, the Underwriter agrees to indemnify and hold harmless the Company, GMACCM, their respective directors or officers and any person who controls the Company or GMACCM within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) caused by, resulting from, relating to, or based upon any legend regarding original issue discount on any Certificate resulting from incorrect information provided by such Underwriter in the certificates described in Section 4.3 hereof.

     7.3 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7.1 or 7.2, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 7.1, and by the Company or GMACCM, in the case of parties indemnified pursuant to Section 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

     7.4 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7.1 or 7.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the Company and GMACCM on the one hand and the Underwriters on the other from the offering of the Certificates but also the relative fault of the Company and GMACCM on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and GMACCM on the one hand and of any of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or GMACCM or by an Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     7.5 The Company, GMACCM and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 7.4 above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7.4; which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     7.6 The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and GMACCM in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of an Underwriter or any person controlling an Underwriter or by or on behalf of the Company or GMACCM and their respective directors or officers or any person controlling the Company or GMACCM and (iii) acceptance of and payment for any of the Certificates.

     8. Termination. This Agreement shall be subject to termination by notice given to the Company and GMACCM, if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company or GMACCM to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or GMACCM shall be unable to perform their respective obligations under this Agreement. If the Underwriters terminate this Agreement in accordance with this Section 8, the Company or GMACCM will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and sale of the Certificates.

     9. Default by an Underwriter. If any Underwriter shall fail to purchase and pay for any of the Certificates agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated to take up and pay for the Certificates that the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the initial principal amount of Certificates that the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate principal balance of all of the Certificates set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Certificates, and if such nondefaulting Underwriters do not purchase all of the Certificates, this Agreement will terminate without liability to the nondefaulting Underwriters, the Company or GMACCM. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date for the Certificates shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10. Certain Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, GMACCM, the Underwriters or the officers of any of the Company, GMACCM and the Underwriters set forth in or made pursuant to this Agreement, will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or made by or on behalf of the Company or GMACCM or any of their respective officers, directors or controlling persons, and will survive delivery of and payment for the Certificates.

     11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of the Underwriters, will be mailed, delivered or telegraphed and confirmed to the each Representative at the following address: Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004,
Attention: Rolf Edwards and Deutsche Morgan Grenfell Inc., 31 West 52nd Street, New York, New York 10019, Attention: Steven Stuart; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 650 Dresher Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: Structured Finance Manager with a copy to the General Counsel, GMAC Commercial Mortgage Corporation; or, if sent to GMACCM, will be mailed, delivered or telegraphed and confirmed to it at 650 Dresher Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: Structured Finance Manager with a copy to the General Counsel, GMAC Commercial Mortgage Corporation.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

     13. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, GMACCM and the Underwriters.


                                    Very truly yours,

                                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                                    By:  /s/ Elisa George
                                         ---------------------------------------
                                    Name:  Elisa George
                                    Title: Vice President

                                    GMAC COMMERCIAL MORTGAGE CORPORATION

                                    By:  /s/ Elisa George
                                         ---------------------------------------
                                    Name:  Elisa George
                                    Title: Senior Vice President

The foregoing Underwriting
Agreement is hereby confirmed and
accepted as of the date first above
written.

GOLDMAN, SACHS & CO.


By: /s/ Rolf Edwards
    ----------------------------------
Name:  Rolf Edwards
Title: Attorney-in-fact


DEUTSCHE MORGAN GRENFELL INC.

By: /s/ Steven S. Stuart
    ----------------------------------
Name:  Steven S. Stuart
Title: Director

By: /s/ Eric Schwartz
    ----------------------------------
Name:  Eric Schwartz
Title: Vice President

For itself and the other
Underwriters named in Schedule I to
the foregoing Agreement.

                                   SCHEDULE I

As used in this Agreement, the term "Registration Statement" refers to the registration statement No. 333-37717 filed by GMAC Commercial Mortgage Securities, Inc. on Form S-3 and declared effective by the Commission.

Title and Description of the Registered Certificates:
Mortgage Pass-Through Certificates, Series 1997-C2, Class X-1, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E

Underwriters: Goldman, Sachs & Co. ("Goldman") , Deutsche Morgan Grenfell Inc. ("DMG"), and Residential Funding Securities Corporation ("RFSC")

Underwriting Agreement, dated as of December 17, 1997
Cut-off Date: December 1, 1997

Allocations: Subject to the terms and conditions of the Underwriting Agreement, each Underwriter has agreed to purchase the percentage of each class of Certificates as set forth below:

                                Allocation Table

------------------------------------------------------------------------------------------------------------------------------------
Underwriter                                       Class X   Class A-1   Class A-2  Class A-3  Class B    Class C    Class D  Class E
-----------                                       -------   ---------   ---------  ---------  -------    -------    -------  -------
------------------------------------------------------------------------------------------------------------------------------------
Goldman, Sachs & Co. ..........................    65.00%     57.00%     65.00%     61.00%     60.00%     65.00%     65.00%   65.00%

------------------------------------------------------------------------------------------------------------------------------------
Deutsche Morgan Grenfell Inc. .................    35.00%     30.00%     35.00%     33.00%     33.00%     35.00%     35.00%   35.00%

------------------------------------------------------------------------------------------------------------------------------------
Residential Funding Securities                         0%     13.00%         0%      6.00%      7.00%         0%         0%      0%
Corporation ...................................
------------------------------------------------------------------------------------------------------------------------------------
 Total ........................................      100%       100%       100%       100%       100%       100%       100%    100%
                                                   =====      =====      =====      =====      =====      =====      =====    =====
------------------------------------------------------------------------------------------------------------------------------------

                     Initial Class Principal Balance
Class                    (or in the case of                 Initial                    Purchase         Moody's/DCR
Designation         Class X, Class Notional Amount)(1)  Pass-Through Rate               Price(2)          Rating
-----------         ----------------------------------  -----------------               --------          ------

X                         $1,072,702,289                 Variable                       8.047473        Aaa/AAA
A-1                         $228,705,000                   6.451%                     100.308185        Aaa/AAA
A-2                          $57,000,000                   6.550%                     100.308185        Aaa/AAA
A-3                         $433,005,000                   6.566%                     100.308185        Aaa/AAA
B                            $69,725,000                   6.703%                     100.308185        Aa2/AA
C                            $69,725,000                   6.910%                     100.308185         A2/A-
D                            $32,181,000                   7.192%(3)                   99.808185        Baa1/BBB
E                            $50,953,000                   7.624%(4)                   99.808185        Baa3/NR

----------------

(1)  Subject to a variance of plus or minus 5.0%.
(2) Expressed as a percentage of the Class Principal Balance or Class Notional Amount, as applicable, of the relevant class of Certificates to be purchased. In addition, as to each such class of the Certificates, the Underwriters will pay GMAC Commercial Mortgage Securities, Inc. accrued interest at the initial Pass-Through Rate therefor from the Cut-off Date to but not including the Closing Date.
(3)  Lesser of fixed rate or Weighted Average Net Mortgage Rate.
(4)  Lesser of fixed rate or Weighted Average Net Mortgage Rate.

--------------------------------------------------------------------------------
Closing Time, Date and Location: 10:00 a.m. New York City time on December 23, 1997 at the offices of Orrick, Herrington & Sutcliffe LLP.
--------------------------------------------------------------------------------
Issuance and delivery of Registered Certificates: Each class of Registered Certificates will be issued as one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. Beneficial owners will hold interests in such Certificates through the book-entry facilities of The

Depository Trust Company in minimum denominations of initial principal balance or notional amount, as the case may be, of $25,000 in the case of the Class A-1, Class A-2 and Class A-3 Certificates, Class B, Class C, Class D and Class E Certificates and $1,000,000 in the case of the Class X Certificates, and integral multiples of $1 in excess thereof.

                                   EXHIBIT A-1
                                FORM OF OPINION

                 [Orrick, Herrington & Sutcliffe LLP Letterhead]




                                                 December 23, 1997


[Addressees]


      Re:      GMAC Commercial Mortgage Securities, Inc.
               Mortgage Pass-Through Certificates, Series 1997-C2
               --------------------------------------------------


Ladies and Gentlemen:

     We have acted as counsel to GMAC Commercial Mortgage Securities, Inc., a Delaware corporation (the "Depositor") and GMAC Commercial Mortgage Corporation, a California corporation ("GMACCM"), in connection with the issuance by the Depositor of Mortgage Pass-Through Certificates, Series 1997-C2 (the "Certificates"), evidencing undivided interests in a trust fund (the "Trust Fund") consisting primarily of certain commercial mortgage loans (the "Mortgage Loans"), pursuant to a Pooling and Servicing Agreement, dated as of December 1, 1997 (the "Pooling and Servicing Agreement"), by and among the Depositor, GMACCM, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, as Trustee.

     Certain of the Mortgage Loans (the "GMACCM Mortgage Loans") were purchased by the Depositor from GMACCM pursuant to a Mortgage Loan Purchase Agreement, dated as of December 17, 1997, between GMACCM and the Depositor (the "GMACCM Mortgage Loan Purchase Agreement"). Certain of the Mortgage Loans (the "GSMC Mortgage Loans") were purchased by the Depositor from Goldman Sachs Mortgage Company ("GSMC") pursuant to a Mortgage Loan Purchase Agreement, dated December 17, 1997, between GSMC and the Depositor (the "GSMC Mortgage Loan Purchase Agreement"). Certain of the Mortgage Loans (the "GACC Mortgage Loans") were purchased by the Depositor from German American Capital Corporation ("GACC" and, together with GMACCM and GSMC, the "Mortgage Loan Sellers") pursuant to a Mortgage Loan Purchase Agreement, dated December 17, 1997, between GACC and the Depositor (the "GACC Mortgage Loan Purchase Agreement").

     The Class X, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates (the "Publicly Offered Certificates") are included in a Registration Statement on Form S-3 (File No. 333-37717) filed by the Depositor with the Securities and Exchange

Commission (the "Commission") (as amended as of the date hereof, the "Registration Statement"), and were offered by the prospectus, dated December 17, 1997 (the "Base Prospectus"), as supplemented by the prospectus supplement, dated December 17, 1997 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), each filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"). Class F, Class G, Class H, Class J, Class K, Class R-I, Class R-II and Class R-III Certificates (the "Privately Offered Certificates") are described in the private placement memorandum, dated December 17, 1997 (excluding the exhibits attached thereto, the "Private Placement Memorandum") prepared by the Depositor in connection with the sale of the Privately Offered Certificates.

     The Depositor will sell to Goldman, Sachs & Co. and Deutsche Mortgage Grenfell Inc., as representatives for themselves and the several underwriters (together, the "Underwriters"), the Publicly Offered Certificates pursuant to an Underwriting Agreement, dated December 17, 1997, among the Depositor, GMACCM and the Underwriters (the "Underwriting Agreement"). The Depositor will sell to Goldman, Sachs & Co. and Deutsche Mortgage Grenfell Inc., as initial purchasers (together, the "Initial Purchasers"), the Privately Offered Certificates pursuant to a Certificate Purchase Agreement, dated December 17, 1997, among the Depositor, GMACCM and the Initial Purchasers (the "Certificate Purchase Agreement"). This opinion letter is rendered pursuant to Section 8(e) of the GMACCM Mortgage Loan Purchase Agreement, Sections 6.5 and 6.11 of the Underwriting Agreement and Sections 6(d) and 6(j) of the Certificate Purchase Agreement. The Pooling and Servicing Agreement, the Underwriting Agreement, the Certificate Purchase Agreement, the GMACCM Mortgage Loan Purchase Agreement, the GSMC Mortgage Loan Purchase Agreement and the GACC Mortgage Loan Purchase Agreement are referred to collectively herein as the "Agreements." Terms not otherwise defined herein shall have the meanings given them in the Agreements.

     In arriving at the opinions expressed below, we have examined and relied on the following documents:

          (a) the certificates of incorporation and bylaws of the Depositor and GMACCM;

          (b) a good standing certificate from the Secretary of State of the State of Delaware concerning the Depositor and a good standing certificate from the Secretary of the State of the State of California concerning GMACCM;

          (c) executed copies of the Agreements;

          (d) the Private Placement Memorandum;

          (e) the Registration Statement;

          (f) the Prospectus;

          (g) the forms of the Certificates;

          (h) the certificates of certain state authorities and filing officers, copies of which are being delivered to each of you on the date hereof;

          (i) the certificates of the Trustee delivered to you on the date hereof; and

          (j) the documents delivered by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Mortgage Loan Sellers on the Closing Date pursuant to the Agreements.

In addition, we have examined and relied, as to factual matters, on the representations of the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Sellers in the Agreements and on originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Sellers and such other instruments and other certificates of public officials, officers and representatives of the Depositor, the Master Servicer, the Special Servicer, the Mortgage Loan Sellers and the Trustee, as we have deemed appropriate as a basis for the opinion expressed below.

     Based upon such examination and having regard for legal considerations which we deem relevant, we are of the following opinion:

     1. The Registration Statement has become effective under the Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under
          Section 8(d) of the Act.

     2. The Registration Statement, as of the date it became effective, and the Prospectus, as of the date of the Prospectus Supplement, other than any financial or statistical information or Computational Materials or ABS Term Sheets contained therein as to which we express no opinion, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder.

     3. To our knowledge, there are no material contracts, indentures, or other documents (not including Computational Materials and ABS Term Sheets) of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto.

     4. The Certificates, when duly and validly executed and authenticated in accordance with the Pooling and Servicing Agreement and paid for and delivered in accordance with the Underwriting Agreement or Certificate Purchase Agreement, will be entitled to the benefits of the Pooling and Servicing Agreement.

     5. The statements set forth in the Prospectus and the Private Placement Memorandum under the headings "ERISA Considerations" and "Certain Federal Income Tax Consequences," to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are correct in all material respects.

     6. The issuance, offer and sale of the Privately Offered Certificates, in the manner and under the circumstances contemplated in the Private Placement Memorandum and the Agreements, are transactions that do not require registration of the Privately Offered Certificates under the Act.

     7. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

     8. No consent, approval, authorization or order of any federal or State of New York court or governmental agency or body is required for the consummation by the Depositor and GMACCM of the transactions contemplated by the terms of the Agreements to which the Depositor and/or GMACCM is a party, except (a) such as have been obtained under the Act and (b) such as may be required under the blue sky laws of any jurisdiction in connection with the offer and sale of the Publicly Offered Certificates, as to which we express no opinion.

     9. Neither the issuance and sale of the Certificates pursuant to the Agreements, nor the consummation by the Depositor and GMACCM of any other of the transactions contemplated by, or the fulfillment by the Depositor and GMACCM of the terms of, the Agreements to which the Depositor and/or GMACCM, as applicable, is a party will result in a breach of any term or provision of any federal or State of New York statute or regulation or, to our knowledge, conflict with, result in a breach, violation or acceleration of or constitute a default under any order of any federal or State of New York court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor and/or GMACCM.

     10. Upon due authorization, execution and delivery by each of the parties thereto, each of the Agreements to which the Depositor and/or GMACCM is a party will constitute a valid, legal and binding agreement of the Depositor and GMACCM, as applicable, enforceable against the Depositor and GMACCM in accordance with its terms.

     11. Assuming compliance with all provisions of the Pooling and Servicing Agreement, under existing law, (a) REMIC I, REMIC II and REMIC III (as such terms are defined in the Pooling and Servicing Agreement) will be treated as "real estate mortgage investment conduits" ("REMICs") as defined by Section 860D of the Internal Revenue Code of 1986 (the "Code"), (b) each of the Class X, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will be treated as (or will be comprised of) "regular interests" in REMIC III as the term "regular interest" is defined in the Code, and (c) the Class R-I Certificates will be treated as the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be treated as the sole class of "residual interests" in REMIC II and the Class R-III Certificates will be treated as the sole class of "residual interests" in REMIC III, as the term "residual interest" is defined in the Code. However, continuation of the status of REMIC I, REMIC II and REMIC III as REMICs may entail compliance with statutory changes in the future and with regulations not yet issued.

     12. Assuming compliance with the provisions of the Pooling and Servicing Agreement, under existing law, the Trust Fund will not be subject to City or State of New York income or franchise tax and holders of Certificates who are not residents of or otherwise than in connection with the Certificates subject to tax in the City or State of New York will not become subject to City or State of New York income or franchise tax by reason of ownership of the Certificates.

     In addition, we have participated in conferences with representatives of the Depositor, the Master Servicer, the Special Servicer, the Underwriters, the Initial Purchasers and the Mortgage Loan Sellers concerning the Registration Statement, the Prospectus and the Private Placement Memorandum and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements (except as described in paragraph 5 above). Based upon and subject to the foregoing, nothing has come to our attention to cause us to believe that the Registration Statement (excluding any exhibits filed therewith), as of the date it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or the Private Placement Memorandum (in each case excluding any exhibits thereto), as of their respective dates or as of the date hereof, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to the financial statements, schedules and other financial and statistical information contained in the Registration Statement, the

Prospectus or the Private Placement Memorandum or any information about The Depository Trust Company or the book-entry system).

     With your permission we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures other than the signature of the Depositor; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) that, except as specifically covered in the opinions set forth above, the documents referred to herein were duly authorized, executed and delivered on behalf of the respective parties thereto and that such documents are legal, valid and binding obligations of such parties.

     Whenever a statement herein is qualified by the phrase "to our knowledge," it is intended to indicate that, during the course of our representation of the Depositor, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys currently in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion letter. However, we have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Depositor.

     We express no opinion as to matters of law other than the law of the State of New York and the United States of America. As you know, we are not licensed to practice law in the State of Delaware, and our opinion as to Delaware law is based solely on review of standard compilations of the official statutes of Delaware.

     Our opinion that any document is valid, binding or enforceable in accordance with its terms is qualified as to:

     (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally;

     (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles or otherwise unenforceable as against public policy; and

     (c) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     This opinion letter is solely for your benefit and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                       Very truly yours,



                                       ORRICK, HERRINGTON & SUTCLIFFE LLP

                                    EXHIBIT B
                [GMAC Commercial Mortgage Corporation LETTERHEAD]



                                                             December [  ], 1997

To: Persons Listed on Annex A hereto


                           GMAC Commercial Mortgage Securities, Inc.,
                           Mortgage Pass-Through Certificates, Series 1997-C2
                           --------------------------------------------------

Ladies and Gentlemen:

     I am General Counsel to GMAC Commercial Mortgage Securities, Inc. (the "Company") and GMAC Commercial Mortgage Corporation ("GMACCM"). In that capacity, I am familiar with the issuance of certain Mortgage Pass-Through Certificates, Series 1997-C2 (the "Certificates"), evidencing undivided interests in a trust fund (the "Trust Fund") consisting primarily of certain mortgage loans (the "Mortgage Loans"), pursuant to a Pooling and Servicing Agreement, dated as of December 1, 1997 (the "Pooling and Servicing Agreement"), among the Company as depositor, GMACCM as master servicer and special servicer and State Street Bank and Trust Company as trustee (the "Trustee").

     Certain of the Mortgage Loans (the "GMACCM Mortgage Loans") were purchased by the Company from GMACCM pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated as of December 17, 1997 the ("GMACCM Mortgage Loan Purchase Agreement"), between GMACCM and the Company. Certain of the Mortgage Loans (the "GSMC Mortgage Loans") were purchased by the Company from Goldman Sachs Mortgage Company ("GSMC") pursuant to the Mortgage Loan Purchase Agreement, dated as of December 17, 1997 (the "GSMC Mortgage Loan Purchase Agreement"), between GSMC and the Company. Certain of the Mortgage Loans (the "GACC Mortgage Loans") were purchased by the Company from German American Capital Corporation ("GACC") pursuant to the Mortgage Loan Purchase Agreement, dated as of December 17, 1997 (the "GACC Mortgage Loan Purchase Agreement"), between GACC and the Company.

     The Company sold the Class X, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates (collectively, the "Publicly Offered Certificates") to Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. as representatives (the "Representatives") for themselves and the other underwriters (the "Underwriters") named in the Underwriting Agreement, dated as of December 17, 1997 (the "Underwriting Agreement"), among the Company, GMACCM and the Representatives, and sold the Class F, Class G, Class H, Class J, Class K, Class R-I, Class R-II and R-III Certificates (collectively, the "Privately Offered Certificates") to Goldman, Sachs & Co. and Deutsche Morgan Grenfell Inc. as initial purchasers (the "Initial Purchasers") pursuant to the Certificate Purchase Agreement, dated as of December 17, 1997 (the "Certificate Purchase Agreement"), among the Company, GMACCM and the Initial Purchasers (the Certificate Purchase Agreement, the Underwriting Agreement, the GMACCM Mortgage Loan Purchase Agreement, the GSMC Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, collectively, the "Agreements"). Capitalized terms not defined herein have the meanings set forth in the Agreements.

     In connection with rendering this opinion letter, I have examined the Agreements and such other records and other documents as I have deemed necessary. I have further assumed that there is not and will not be any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements. As to matters of fact, I have examined and relied upon representations of parties contained in the Agreements and, where I have deemed appropriate, representations and certifications of officers of the Company, GMACCM, the Trustee, other transaction participants or public officials. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures other than officers of the Company and GMACCM, the legal capacity of natural persons other than officers of the Company and GMACCM and the conformity to the originals of all documents submitted to me as copies. I have assumed that all parties, except for the Company and GMACCM, had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, I also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the enforceability of such documents. I have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreements.

     In rendering this opinion letter, I do not express any opinion concerning any law other than the law of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the federal law of the United States, and I do not express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. To the extent that any of the matters upon which I am opining herein are governed by laws ("Other Laws") other than the laws identified in the preceding sentence, I have assumed with your permission and without independent verification or investigation as to the reasonableness of such assumption, that such Other Laws and judicial interpretation thereof do not vary in any respect material to this opinion from the corresponding laws of the Commonwealth of Pennsylvania and judicial interpretations thereof. I do not express any opinion on any issue not expressly addressed below.

     Based upon the foregoing, I am of the opinion that:

     1. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the requisite power and authority, corporate or other, to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Agreements.

     2. GMACCM is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, and has the requisite power and authority, corporate or other, to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Agreements.

     3. Each of the Agreements has been duly and validly authorized, executed and delivered by the Company and GMACCM and, upon due authorization, execution and delivery by the other parties thereto, will constitute the valid, legal and binding agreements of GMACCM and the Company, enforceable against GMACCM and the Company in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreements which purport to provide indemnification with respect to securities law violations.

     4. No consent, approval, authorization or order of the Commonwealth of Pennsylvania, State of Delaware, State of California or federal court or governmental agency or body is required for the consummation by GMACCM or the Company of the transactions contemplated by the terms of the Agreements, except for those consents, approvals, authorizations or orders which previously have been obtained.

     5. Neither the sale, issuance and delivery of the Certificates as provided in the Agreements nor the consummation of any other of the transactions contemplated by, or the fulfillment by the Company or GMACCM of any other of the terms of, the Agreements, will result in a breach of any term or provision of the charter or bylaws of GMACCM or the Company or any Commonwealth of Pennsylvania, State of Delaware, State of California or federal statute or regulation or conflict with, result in a breach, violation or acceleration of or constitute a default under the terms of any indenture or other material agreement or instrument to which GMACCM or the Company is a party or by which it is bound or any order or regulation of any Commonwealth of Pennsylvania or federal court, regulatory body, administrative agency or governmental body having jurisdiction over GMACCM or the Company.

     This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity, except Orrick, Herrington & Sutcliffe LLP, is entitled to rely hereon without my prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document without my prior written consent.


                                                        Very truly yours,


                                                        Maria Corpora-Buck
                                                        General Counsel

                                                                         Annex A

GMAC Commercial Mortgage Securities, Inc.
GMAC Commercial Mortgage Corporation
Goldman, Sachs & Co.
Deutsche Morgan Grenfell Inc.
Residential Funding Securities Corporation
State Street Bank and Trust Company
Moody's Investor's Service, Inc.
Duff & Phelps Credit Rating Co.

                                    EXHIBIT C

                  Excluded Information of Prospectus Supplement

                   (All circled text and tables are excluded)

                                    EXHIBIT D

                             Underwriter Information

                   (All circled text and tables are excluded)

                                    EXHIBIT E

                                                             December [  ], 1997


GMAC Commercial Mortgage Securities, Inc.
GMAC Commercial Mortgage Corporation
650 Dresher Road
Horsham, Pennsylvania 19044

         Re: GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1997-C2
                  -----------------------------------------

         Pursuant to Section 4.3 of the Underwriting Agreement, dated December 17, 1997 (the "Underwriting Agreement"), among GMAC Commercial Mortgage Securities, Inc., GMAC Commercial Mortgage Corporation and of Goldman, Sachs &
     Co. and Deutsche Morgan Grenfell Inc., each as representative on behalf of itself and the underwriters set forth therein (the "Underwriters") relating to the Certificates referenced above, the undersigned does hereby certify that:

     (a) The prepayment assumption used in pricing the Certificates was 10% CPR.

     (b) With respect to each class of Certificates, set forth below is (i), the first price at which 10% of the aggregate actual or notional, as the case may be, principal balance of each such class of Certificates was sold to the public at a single price, if applicable, or (ii) if more than 10% of a class of Certificates have been sold to the public but no single price is paid for at least 10% of the aggregate actual or notional, as the case may be, principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the actual or notional, as the case may be, principal balance of such class of Certificates, or (iii) if less than 10% of the aggregate actual or notional, as the case may be, principal balance of a class of Certificates has been sold to the public, the purchase price for each such class of Certificates paid by the Underwriters expressed as a percentage of the actual or notional, as the case may be, principal balance of such class of Certificates calculated by: (1) estimating the fair market value of each such class of Certificates as of December 17, 1997; (2) adding such estimated fair market value to the aggregate purchase price of each class of Certificates described in clause (i) or (ii) above; (3) dividing each of the fair market values determined in clause (1) by the sum obtained in clause (2); (4) multiplying the quotient obtained for each class of Certificates in clause (3) by the purchase price paid by the Purchaser for all the Certificates; and (5) for each class of Certificates, dividing the product obtained from such class of

Certificates in clause (4) by the original actual or notional, as the case may be, principal balance of such class of Certificates:

                                     Class X:   _________________________
                                     Class A-1: _________________________
                                     Class A-2: _________________________
                                     Class A-3: _________________________
                                     Class B:   _________________________
                                     Class C:   _________________________
                                     Class D:   _________________________
                                     Class E:   _________________________
                                     Class F:   _________________________


                                    * less than 10% has been sold to the public

The prices set forth above do no include accrued interest with respect to periods before closing.


                                     GOLDMAN, SACHS & CO.


                                     By: ___________________________________

                                     Name: _________________________________

                                     Title: ________________________________



                                     DEUTSCHE MORGAN GRENFELL INC.



                                     By: ___________________________________

                                     Name: _________________________________

                                     Title: ________________________________


                                     For itself and the other Underwriters named in Schedule I to the Underwriting Agreement